COMMUNITY TRUST BANCORP, INC.

346 North Mayo Trail
Pikeville, Kentucky 41501

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 25, 2006

The Annual Meeting of Shareholders of Community Trust Bancorp, Inc. will be held at Community Trust Bank, Inc., 346 North Mayo Trail, Pikeville, Kentucky, on Tuesday, April 25, 2006 at 10:00 a.m. EDT for the following purposes:

1. To elect a Board of eight Directors to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualify.

2. To consider and approve the proposed 2006 Stock Ownership Incentive Plan.

3. To ratify and approve the appointment of Deloitte & Touche LLP as the Corporation's Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2006.

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only those holders of stock of record at the close of business on February 28, 2006 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

The Proxy Statement describing matters to be considered at the Annual Meeting is attached to this notice.

We hope you will attend the meeting and vote your shares in person.

By Order of the Board of Directors

/s/ Jean R. Hale
Jean R. Hale
Chairman, President and CEO

Pikeville, Kentucky
March 31, 2006

IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE U.S. IN THE EVENT YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON AT ANY TIME BEFORE YOUR PROXY IS EXERCISED.

Community Trust Bancorp, Inc.
346 North Mayo Trail
Pikeville, Kentucky 41501

PROXY STATEMENT

Annual Meeting of Shareholders
to be held April 25, 2006

INTRODUCTION

This Proxy Statement and accompanying proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Community Trust Bancorp, Inc. (the "Corporation") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Tuesday, April 25, 2006, at 10:00 a.m. (EDT), at Community Trust Bank, Inc., 346 North Mayo Trail, Pikeville, Kentucky, and any adjournments thereof. A copy of the Corporation's 2005 Annual Report to Shareholders accompanies this Proxy Statement.

The cost of solicitation of proxies will be borne by the Corporation. In addition to the use of the mail, proxies may be solicited in person, by telephone and other means of communication by directors, officers, and other employees of the Corporation, none of whom will receive additional compensation for such services. The Corporation will also request brokerage houses, custodians, and nominees to forward soliciting materials to the beneficial owners of stock held of record by them and will pay the reasonable expenses of such persons for forwarding such materials. This Proxy Statement and the accompanying proxy are first being mailed or given to shareholders of the Corporation on or about March 31, 2006.

RECORD DATE AND VOTING SECURITIES

The Common Stock of the Corporation ("Common Stock") is the only class of outstanding voting securities. Only holders of Common Stock of record at the close of business on February 28, 2006 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, there were 15,009,954 shares of Common Stock outstanding. With respect to the election of directors, shareholders have cumulative voting rights. Accordingly, each shareholder will have the right to cast as many votes in the aggregate as equals the number of shares of Common Stock held by the shareholder multiplied by the number of directors to be elected at the Annual Meeting. Each shareholder may cast all of his or her votes for one candidate or distribute such votes among two or more candidates. Shareholders will be entitled to one vote for each share of Common Stock held of record on the Record Date with regard to all other matters that properly come before the Annual Meeting or any adjournment thereof.

Each proxy, unless the shareholder otherwise specifies, will be voted in favor of the election of the eight nominees for director named herein, the approval of the 2006 Stock Ownership Incentive Plan, and the appointment of Deloitte & Touche LLP as the Corporation's Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2006. Where a shareholder has appropriately specified how the proxy is to be voted, it will be voted accordingly. As to any other matter which may properly be brought before the Annual Meeting or any adjournment thereof, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the proxy. A shareholder may revoke his or her proxy at any time prior to its exercise. Revocation may be effected by written notice to the Corporation, by a subsequently dated proxy received by the Corporation, by oral revocation in person at the Annual Meeting or any adjournment thereof, or by voting in person at the Annual Meeting or any adjournment thereof.

A majority of the outstanding shares present in person or by proxy is required to constitute a quorum to transact business at the Annual Meeting. Abstentions will be treated as present for purposes of determining a quorum, but as unvoted shares for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates that it does not have discretionary authority as to certain shares to vote on a particular matter, such shares will not be considered as present and entitled to vote with respect to such matter.

PRINCIPAL SHAREHOLDERS

The following table sets forth information as to each shareholder known by the Corporation to beneficially own more than five percent of the Common Stock as of the Record Date.

Beneficial Owners	Amount and Nature	Percent
Name and Address	of Beneficial Ownership	of Class
Community Trust and Investment Company	1,468,821 (1)	9.8%
As Fiduciary
100 East Vine St., Suite 400
Lexington, Kentucky 40507

(1) The shares indicated are held by Community Trust and Investment Company, a subsidiary of the Corporation, in fiduciary capacities as trustee, executor, agent, or otherwise. Of the shares indicated, Community Trust and Investment Company has sole voting rights with respect to 1,319,228 shares and no voting rights with respect to 149,593 shares. Community Trust and Investment Company has shared investment authority with respect to 84,478 shares and sole investment authority with respect to 253,285 shares.

ELECTION OF DIRECTORS

The Corporation's directors are elected at each annual meeting of the shareholders and hold office until the next election of directors or until their successors are duly elected and qualify. The persons named below, all of whom currently serve as directors of the Corporation, have been nominated for election to serve until the 2007 Annual Meeting of Shareholders. The following table sets forth certain information respecting the persons nominated to be directors of the Corporation as of the Record Date:

				Amount and
	Positions			Nature of
	And	Director	Principal	Beneficial		Percent
Name and Age (1)	Offices*	Since	Occupation (2)	Ownership	(3)	of Class

Charles J. Baird; 56	Director	1987	Shareholder, Baird and Baird, P.S.C.	304,401	(5)	2.0%

Nick A. Cooley; 72	Director	1980	President, Unit Coal Corporation	59,644		(4)

William A. Graham, Jr.; 69	Director	1990	Chairman of the Advisory Board, Flemingsburg Market, Community Trust Bank, Inc.	101,296		(4)

Jean R. Hale; 59	Chairman, President and CEO	1993	Chairman, President and CEO, Community Trust Bancorp, Inc.	198,230	(6)	1.3%

James E. McGhee, II; 48	Director	2005	Vice President, Dyno East Kentucky	3,542		(4)

M. Lynn Parrish; 56	Director	1993	Chairman, Knott Floyd Land Co., Inc.	103,451	(7)	(4)

Paul E. Patton; 68	Director	2004	Former Governor of Kentucky	7,173	(8)	(4)

Dr. James R. Ramsey; 57	Director	2003	President, University of Louisville	770		(4)

	All directors and executive officers as a group			922,507	(9)	6.1%
	(17 in number including the above named individuals)

*Jean R. Hale is also a director of Community Trust Bank, Inc. and Community Trust and Investment Company.

(1)	The ages listed are as of February 28, 2006.

(2)
Each of the nominees has been engaged in the principal occupation specified above for five years or more, except Jean R. Hale, Dr. James R. Ramsey, and Governor Paul E. Patton. Ms. Hale was promoted from President and CEO of Community Trust Bancorp, Inc. to Vice Chairman of the Board in April 2001 and to Chairman of the Board on December 31, 2004. Dr. Ramsey has been President of the University of Louisville since November 2002. From August 1999 until November 2002, Dr. Ramsey served as Senior Executive of the University of Louisville, and from August 1999 through November 2002, Dr. Ramsey served in various positions with the Commonwealth of Kentucky, including State Budget Director, Senior Policy Advisor, and Interim Commissioner of the Office of New Economy. Governor Patton was elected as Kentucky's 59th governor in 1995. After serving eight years as Governor, he is now retired from public office and volunteers his time as a fund-raiser at Pikeville College.

(3)
Under the rules of the Securities and Exchange Commission, a person is deemed to beneficially own a security if the person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to beneficially own any shares which that person has the right to acquire beneficial ownership within sixty days. Shares of Common Stock subject to options exercisable within sixty days are deemed outstanding for computing the percentage of class of the person holding such options but are not deemed outstanding for computing the percentage of class for any other person. Unless otherwise indicated, the named persons have sole voting and investment power with respect to shares held by them.

(4)	Less than 1 percent.

(5)
Includes 17,196 shares held as trustee under various trust agreements established by Mr. Baird’s mother, Florane J. Baird, for her grandchildren and 222,205 shares held as trustee of the Bryan M. Johnson Testamentary Trust FBO Rosemary Dean.

(6)
Includes 76,580 shares which Ms. Hale may acquire pursuant to options exercisable within sixty days of the Record Date and 48,198 shares held in the KSOP (the Corporation's combination of Employee Stock Ownership and 401K Plans) which Ms. Hale has the power to vote.

(7)	Includes 103,451 shares beneficially owned by Mr. Parrish held in MLP Limited Partnership over which Mr. Parrish has sole voting and investment power.

(8)	Excludes 9,961 shares held by Governor Patton's wife, over which Governor Patton has no voting or investment power.

(9)	Includes 163,961 shares which may be acquired by all directors and executive officers as a group pursuant to options exercisable within sixty days of the Record Date.

Unless authority to do so is withheld, it is the intention of the persons named in the proxy to vote for the election of each of the nominees listed above. All nominees have indicated a willingness to serve and the Corporation does not anticipate that any of the above nominees will decline or be unable to serve if elected as a director. However, in the event that one or more of such nominees is unable, unwilling or unavailable to serve, the persons named in the proxy shall have authority, according to their judgment, to vote for such substitute nominees as they, after consultation with the Corporation's Board of Directors, shall determine. If considered desirable, cumulative voting will be exercised by the persons named in the proxy to elect as many of such nominees as possible.

The Nominating and Corporate Governance Committee assists the Board in identifying qualified persons to serve as directors of the Corporation. The Committee will evaluate proposed director nominees, including incumbent directors prior to recommending renomination. The Nominating and Corporate Governance Committee selects as candidates for nomination individuals of high personal and professional integrity and ability who can contribute to the Board’s collective effectiveness in serving the interests of the Corporation’s shareholders.

The Nominating and Corporate Governance Committee will consider candidates nominated by shareholders. The Nominating and Corporate Governance Committee will evaluate candidates recommended by shareholders on the same basis as it evaluates any other properly recommended nominee. Shareholders who desire to recommend a candidate for election at the next annual meeting of stockholders should submit the name of the candidate and information concerning the qualifications of the candidate by mail to the Nominating and Corporate Governance Committee at the Corporation’s address on or before December 31, 2006.

The following persons are executive officers of Community Trust Bancorp, Inc. as of the Record Date. They are not nominated to serve as directors. Their security ownership as of the Record Date is as follows:

Name	Position	Amount and Nature of Beneficial Ownership		Percent of Class
James B. Draughn	Executive Vice President	12,598	(2)	(1)

James J. Gartner	Executive Vice President	3,577	(3)	(1)

Mark A. Gooch	Executive Vice President and Secretary	74,669	(4)	(1)

Larry W. Jones	Executive Vice President	3,380	(5)	(1)

Tracy E. Little	Executive Vice President	2,249	(6)	(1)

Richard W. Newsom	Executive Vice President	16,212	(7)	(1)

Ricky D. Sparkman	Executive Vice President	6,294	(8)	(1)

Kevin J. Stumbo	Executive Vice President and Treasurer	6,756	(9)	(1)

Michael S. Wasson	Executive Vice President	18,265	(10)	(1)

(1)	Less than 1 percent.
(2)	Includes 5,269 shares which Mr. Draughn may acquire pursuant to options exercisable within sixty days of the Record Date and 7,329 shares held in KSOP which Mr. Draughn has the power to vote.
(3)	Includes 2,819 shares which Mr. Gartner may acquire pursuant to options exercisable within sixty days of the Record Date and 758 shares held in KSOP which Mr. Gartner has the power to vote.
(4)	Includes 60,674 shares which Mr. Gooch may acquire pursuant to options exercisable within sixty days of the Record Date and 13,557 shares held in KSOP which Mr. Gooch has the power to vote.
(5)	Includes 2,493 shares which Mr. Jones may acquire pursuant to options exercisable within sixty days of the Record Date and 524 shares held in KSOP which Mr. Jones has the power to vote.
(6)	Includes 1,214 shares which Mr. Little may acquire pursuant to options exercisable within sixty days of the Record Date and 725 shares held in KSOP which Mr. Little has the power to vote.
(7)	Includes 5,066 shares which Mr. Newsom may acquire pursuant to options exercisable within sixty days of the Record Date and 11,146 shares held in KSOP which Mr. Newsom has the power to vote.
(8)	Includes 2,277 shares which Mr. Sparkman may acquire pursuant to options exercisable within sixty days of the Record Date and 4,017 shares held in KSOP which Mr. Sparkman has the power to vote.
(9)	Includes 1,012 shares which Mr. Stumbo may acquire pursuant to options exercisable within sixty days of the Record Date and 5,744 shares held in KSOP which Mr. Stumbo has the power to vote.
(10)	Includes 6,557 shares which Mr. Wasson may acquire pursuant to options exercisable within sixty days of the Record Date and 2,609 shares held in KSOP which Mr. Wasson has the power to vote.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

Directors of the Corporation, excluding the Chairman of the Audit Committee, who are not also officers of the Corporation, were paid $5,000 per quarter for 2005, plus $600 for any Committee or special-called Board meeting other than those held on the same day as the regularly scheduled quarterly Board meeting. The Chairman of the Audit Committee was paid $6,250 per quarter for 2005 plus $600 for any special-called Board meeting other than those held on the same day as the regularly scheduled quarterly Board meeting. Directors who are also officers of the Corporation did not receive additional compensation for serving as a director. Fees paid to Directors of the Corporation for 2005 totaled $170,600.

The Board of Directors has determined that the following six of the Corporation’s eight directors are “independent” as defined by applicable law and NASDAQ listing standards: Nick A. Cooley, William A. Graham, Jr., M. Lynn Parrish, Dr. James R. Ramsey, Governor Paul E. Patton, and James E. McGhee, II. Mr. Parrish has been selected by the Board of Directors as the "lead independent director."

During 2005, the Board held four executive sessions of those members of the Board who met current standards of independence.

Corporate Governance Guidelines and the Code of Business Conduct and Ethics adopted by the Board may be found on the Corporation’s website at www.ctbi.com.

Shareholders may communicate directly with the Board of Directors by sending a written communication addressed to the Chairman of the Board of Directors at the Corporation’s address.

The Board of Directors held seven meetings during the 2005 fiscal year, including the annual organizational meeting. Each director attended at least 75% of the aggregate number of Board meetings and meetings of Board committees on which such director served in 2005, except Nick A. Cooley who attended 61% of the meetings. It is the Board’s policy that directors should attend each annual meeting of shareholders subject to a substantial personal or business conflict. All of the Corporation’s directors who were serving at the time attended the 2005 annual meeting of shareholders, except William A. Graham, Jr. who was unable to attend due to a substantial personal conflict. The Board has the following committees: Audit and Asset Quality Committee, Compensation Committee, Executive Committee, Nominating and Corporate Governance Committee, Risk and Compliance Committee, and Corporate Retirement and Employee Benefit Committee.

The Audit and Asset Quality Committee (the "Audit Committee") Charter was last amended in 2004 and therefore is not included herein. The Audit Committee Charter may be found on the Corporation's website at www.ctbi.com. The Audit Committee consists of Dr. James R. Ramsey, William A. Graham, Jr., Nick A. Cooley, M. Lynn Parrish, Governor Paul E. Patton, and James E. McGhee, II, all of whom meet the independence standards of Rule 4200(a)(15) and the audit committee qualifications of Rule 4350(d)(2) of the NASDAQ listing standards. The Board has determined that Dr. James R. Ramsey is an audit committee financial expert for the Corporation and is independent as described above. The Audit Committee met thirteen times during 2005. The Audit Committee monitors the integrity of the Corporation’s financial statements, the independent registered public accounting firm’s qualifications and independence, the performance of the Corporation’s internal audit function, the Corporation’s system of internal controls, the Corporation’s financial reporting and system of disclosure controls, and compliance with the Corporate Governance Guidelines and Code of Business Conduct and Ethics. The Audit Committee has established procedures for the confidential, anonymous submission of concerns about accounting matters, internal controls, and auditing matters.

The Compensation Committee consists of Nick A. Cooley, M. Lynn Parrish, and Governor Paul E. Patton, all of whom meet the applicable independence standards. The Compensation Committee Charter may be found on the Corporation's website at www.ctbi.com. The Compensation Committee: (i) oversees and recommends to the Board executive officer compensation; and (ii) evaluates and approves benefit and incentive compensation policies and programs for the Corporation. This committee met twice during 2005.

The Nominating and Corporate Governance Committee consists of M. Lynn Parrish, Nick A. Cooley, and James E. McGhee, II, all of whom meet the applicable independence standards. The Nominating and Corporate Governance Committee Charter can also be found on the Corporation's website at www.ctbi.com. The Nominating and Corporate Governance Committee: (i) evaluates and recommends nominee directors for election to the Board; and (ii) develops and recommends to the Board policies and guidelines relating to corporate governance and the identification and nomination of directors and committee members. This committee met once during 2005.

REPORT OF THE AUDIT AND ASSET QUALITY COMMITTEE

The Audit and Asset Quality Committee oversees the Corporation's financial reporting process on behalf of the Board of Directors. Management has the responsibility for the preparation of the Corporation's consolidated financial statements and management's assertion on the design and effectiveness of the Corporation's internal control over financial reporting, and the independent registered public accounting firm has the responsibility for the examination of those consolidated financial statements. In fulfilling its oversight responsibilities, the Committee reviewed the audited consolidated financial statements of the Corporation as of and for the year ended December 31, 2005 and management's assertion on the design and effectiveness of the Corporation's internal control over financial reporting as of December 31, 2005 with management and the independent registered public accounting firm.

All directors who serve on the Committee are "independent" for purposes of the NASDAQ listing standards. The Board of Directors has determined that none of the Committee members has a relationship to the Corporation that may interfere with his independence from the Corporation and its management.

The Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Corporation's accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States of America. Additionally, the Committee's review included discussion with the Corporation's independent registered public accounting firm of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 ("SAS 61") (Communication with Audit Committees). SAS 61 requires the Corporation's independent registered public accounting firm to provide the Committee with additional information regarding the scope and results of their audit of the Corporation's financial statements, including with respect to (i) their responsibility under audit standards generally accepted in the United States of America, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

The Committee received from Deloitte & Touche LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between Deloitte & Touche LLP and the Corporation that, in their professional judgment, may reasonably be thought to bear on independence. Deloitte & Touche has discussed its independence with the Committee and has confirmed in such letter that, in its professional judgment, it is independent of the Corporation within the meaning of the federal securities laws.

The Committee discussed with the Corporation's internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee met with its internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation's internal controls, and the overall quality of the Corporation's financial reporting. The Committee held thirteen meetings during fiscal year 2005.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission. The Committee has also recommended, subject to shareholder ratification, the selection of Deloitte & Touche LLP as the Corporation’s independent registered public accounting firm.

Dr. James R. Ramsey, Chairman    M. Lynn Parrish, Vice Chairman
Nick A. Cooley, Member        William A. Graham, Jr., Member
James E. McGhee, II, Member   Governor Paul E. Patton, Member

March 24, 2006

INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

In the ordinary course of business, the Corporation, through its wholly-owned commercial bank subsidiary, Community Trust Bank, Inc. (the "Bank"), has had in the past and expects to have in the future banking transactions, including lending to its directors, officers, principal shareholders, and their associates. When these banking transactions are credit transactions, they are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. In the opinion of the Corporation's Board of Directors, such transactions do not involve more than the normal risk of collectability or present any other unfavorable features.

Mr. Charles J. Baird, a director of the Corporation, is a shareholder in Baird and Baird, P.S.C., a law firm that provided services to the Corporation and its subsidiaries during 2005 and will be retained by the Corporation and its subsidiaries during the fiscal year 2006. Approximately $744,000 in legal fees and $168,183 in expenses paid on behalf of the Corporation, $912,183 in total, were paid to Baird and Baird, P.S.C. during 2005.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the "Act") requires the Corporation's executive officers and directors and persons who own more than ten percent (10%) of the Common Stock to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"), as well as to furnish the Corporation with a copy of such report. Additionally, SEC regulations require the Corporation to identify in its Proxy Statement those individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year. Based upon a review of Forms 3, 4, and 5 furnished to the Corporation, the Corporation believes that there was one late filing during 2005. One Form 4, "Statement of Changes in Beneficial Ownership of Securities," was inadvertently filed past the due date with regard to one transaction on behalf of Tracy E. Little, Executive Vice President of the Corporation.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
CHANGE-IN-CONTROL ARRANGEMENTS

As of December 31, 2005, the Corporation had executed certain termination of employment and change-in-control agreements ("Severance Agreements") with each of its executive officers. The following table shows the date on which each Severance Agreement was executed.

Name	Date of Execution
Jean R. Hale	January 23, 1999
Mark A. Gooch	January 1, 2000
Michael S. Wasson	October 24, 2000
James B. Draughn	July 24, 2001
Kevin J. Stumbo	April 23, 2002
Richard W. Newsom	April 23, 2002
Ricky D. Sparkman	April 23, 2002
James J. Gartner	January 28, 2003
Larry W. Jones	January 28, 2003
Tracy E. Little	March 6, 2004

The Severance Agreements are effective for a term equal to the longer of three years or the covered period should a change-in-control of the Corporation occur during such three-year period. These agreements are automatically renewable for additional one-year periods, and the covered period during which the terms and conditions of the Severance Agreements are effective is the period of time following a change-in-control equal to (i) two years following the occurrence of the change-in-control in the event of an involuntary termination or a voluntary termination following a change in duties, or (ii) the thirteenth month following the change-in-control in the event of a voluntary termination not preceded by a change in duties.

The Severance Agreements require the payment to the applicable named executive officer of a severance amount in the event of an involuntary or voluntary termination of employment after a change-in-control of the Corporation during the covered period. The severance amount payable under the Severance Agreements is equal to (i) 2.99 times the named executive officer's base annual salary in the event of involuntary termination or in the event of a voluntary termination of employment preceded by a change in duties subsequent to a change-in-control of the Corporation, or (ii) 2.00 times the named executive officer's annual base salary in the event of a voluntary termination of employment not preceded by a change in duties subsequent to a change-in-control of the Corporation.

A change-in-control occurs, for purposes of the Severance Agreements, when (i) any person, including a group under Section 13(d)(3) of the Securities Exchange Act of 1934, is or becomes the owner of 30% or more of the combined voting power of the Corporation’s outstanding securities; (ii) as a result of, or in connection with, any tender offer, exchange offer, merger or other combination, sale of assets or contested election, the persons who were directors of the Corporation before such transaction(s) cease to constitute a majority of the Board of Directors of the Corporation or successor of the Corporation; (iii) a tender or exchange offer is made and consummated for the ownership of 30% or more of the combined voting power of the Corporation's outstanding voting securities; or (iv) the Corporation transfers substantially all of its assets to another corporation that is not a wholly-owned subsidiary of the Corporation.

EXECUTIVE COMPENSATION

The following table sets forth the total annual compensation paid or accrued by the Corporation to or for the account of the Chief Executive Officer and each of the other four most highly compensated executive officers of the Corporation for the fiscal year ended December 31, 2005.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Options (2) (#)	All Other Compensation (3) ($)

Jean R. Hale (4)	2005	321,193	32,000	9,552	20,150
Chairman, President and	2004	296,104	29,500	8,250	17,566
Chief Executive Officer	2003	275,000	0	12,390	17,341

Mark A. Gooch	2005	244,219	24,500	7,284	17,638
Executive Vice President	2004	224,480	22,500	5,500	15,454
and Treasurer	2003	209,218	0	9,293	15,134

Michael S. Wasson	2005	168,498	16,800	5,212	14,342
Executive Vice President	2004	161,337	16,110	2,750	9,903
	2003	153,917	0	7,005	9,950

Tracy E. Little (5)	2005	161,198	15,600	4,856	11,938
Executive Vice President	2004	153,046	15,000	19,250	20,378
	2003	61,917	0	0	18,136

Larry W. Jones (6)	2005	151,802	15,010	4,664	13,116
Executive Vice President	2004	145,845	14,430	2,750	11,498
	2003	145,668	20,000	1,770	3,015

(1)
With the exclusion of the one-time signing bonus paid to Mr. Jones in 2003, all bonuses were paid under the Senior Management Incentive Compensation Plan, which is open to all executive officers, market presidents, and consolidated division heads and certain senior vice presidents of consolidated functions who are selected for participation by the Compensation Committee. Individuals below senior vice president level may be recommended and approved by the Compensation Committee for special awards of options for extraordinary performance. Bonuses for executive officers are earned based on the Corporation reaching certain earnings per share and return on assets goals. (See Report of the Compensation Committee.)

(2)
The options were granted under the 1998 Stock Option Plan (the "Option Plan"). The Option Plan permits the grant of options to employees of the Corporation and its subsidiaries whose efforts contribute, or may be expected to contribute materially, to the successful performance of the Corporation.

(3)
Amounts in this column include contributions made by the Corporation under the KSOP Plan and relocation expenses. For 2005, all amounts listed are KSOP Plan contributions. For 2004 and 2003, all amounts are KSOP Plan contributions, except the amounts shown for Mr. Little which consist partially of relocation expenses in 2004 and solely of relocation expenses in 2003. Participation in the KSOP Plan is available to any employee of the Corporation or its subsidiaries who has been employed for one year, completed 1,000 hours of service, and attained the age of 21 ("Participant"). Through December 31, 2005, Participants could contribute 1% to 15% of their annual salary to the 401K portion of the Plan and the Corporation would contribute 50% of the Participant’s first 8% of contributions. The Corporation also contributes a base percentage of each Participant's salary as determined annually by the Board of Directors to the ESOP portion of the Plan. For 2005, 2004, and 2003, the Corporation made a base contribution of 4% of each Participant’s annual salary to the ESOP portion of the Plan.

(4)	On April 24, 2001, Ms. Hale became Vice Chairman of the Board of Directors of the Corporation, and upon the retirement of Burlin Coleman on December 31, 2004, she became Chairman of the Board.
(5)
Mr. Little began employment with the Corporation on August 4, 2003. Prior to joining the Corporation, Mr. Little served for three years in Sarasota, Florida as Vice President of Fisher Investments, Inc., a $10 billion private investment firm headquartered in Woodside, California. For the two years prior, he served as Senior Vice President and Executive Officer in charge of the private client group of Provident Bank of Florida. Mr. Little has thirty-seven years in the trust and banking business and has been the executive in charge of five different trust departments and trust companies.

(6)
Mr. Jones was employed by AmSouth Bancorp, a $35 billion financial services corporation, as District/City President for three years prior to joining the Corporation in 2002. Mr. Jones was employed by First American National Bank as Division Manager for north Mississippi for one year prior to its merger with AmSouth in 1999. For the thirty years prior, Mr. Jones was employed by Deposit Guaranty National Bank, formerly Security State Bank, prior to its merger with First American National Bank most recently as President/Community Bank.

The following table sets forth the information regarding options granted to the named executive officers in 2005.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
	Number of	Percent of Total
	Securities	Options/SARs	Exercise
	Underlying	Granted to	or Base
	Options/SARs	Employees	Price	Expiration
Name	Granted (1) (#)	in Fiscal Year	($/SH)	Date	5% ($)	10% ($)

Jean R. Hale	9,552	8.84%	30.88	01/28/2015	185,533	470,175

Mark A. Gooch	7,284	6.74%	30.88	01/28/2015	141,481	358,538

Michael S. Wasson	5,212	4.83%	30.88	01/28/2015	101,235	256,549

Tracy E. Little	4,856	4.50%	30.88	01/28/2015	94,321	239,026

Larry W. Jones	4,664	4.32%	30.88	01/28/2015	90,591	229,575

(1)
Options granted as senior management incentive options in the 1998 Option Plan become exercisable in equal 25% installments beginning one year after the date of the grant and become fully exercisable upon a change in control of the Corporation. Options granted as management retention options in the 1998 Option Plan become exercisable after five years and become fully exercisable upon a change in control of the Corporation. Options expire if not exercised ten years after the date of the grant.

(2)
These amounts, based on assumed appreciation rates of 5% and 10%, rates prescribed by the Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the common stock price. Moreover, these values do not take into consideration the provisions of the options providing for nontransferability, vesting over a period of years or termination of the options following termination of employment. The amounts shown are pre-tax and assume the options will be held throughout the entire ten-year term. Actual gains, if any, are dependent upon the future performance of the common stock, as well as the continued employment of the option holder through the vesting periods.

The following table sets forth information concerning options exercised by the named executive officers during 2005 and the number and value of unexercised options held by the named executive officers of the Corporation at December 31, 2005. No SARs were held by the named executive officers at December 31, 2005.

AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTIONS/SAR VALUES

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End ($) (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Jean R. Hale	35,431	818,314	57,785	50,617	890,699	529,109

Mark A. Gooch	20,000	379,780	43,219	40,724	678,418	457,289

Michael S. Wasson	26,620	622,908	3,502	18,120	34,204	137,616

Tracy E. Little	0	0	0	24,106	0	44,894

Larry W. Jones	0	0	885	34,919	8,644	305,035

(1) Based on the closing price of the common stock at December 31, 2005.

REPORT OF THE COMPENSATION COMMITTEE

The principal duties of the Compensation Committee are to review the compensation of executive officers of the Corporation and make recommendations to the Board for approval. Compensation for executive officers consists of base salary, bonus, and stock options under the Option Plan.

The total compensation package, including base salaries, is set at levels the Compensation Committee believes are sufficient to attract and retain qualified executives. It is the goal of the Compensation Committee to retain quality executives, which will mutually benefit the executives and the Corporation. The Compensation Committee believes its total compensation package is in line with compensation packages offered by other companies within the Corporation's peer group of bank holding companies with total consolidated assets of one to three billion dollars. This peer group is not the peer group used to construct the performance graph contained in this proxy statement.

Bonuses to executive officers are computed under the senior management incentive plan, which is open to all senior executives. The bonuses for the executive officers are based on earnings per share and return on assets of the Corporation.

The number of stock options granted is also determined under the terms of the senior management incentive plan and issued under the Option Plan. The number of stock options granted to each executive officer is based on earnings per share and return on assets of the Corporation. Upon approval by the Compensation Committee, stock options may also be issued to senior executives for management retention purposes. All options granted to executive officers during 2005 were senior management incentive options.

The salary of Jean R. Hale, the Chief Executive Officer, was not tied to stock performance in 2005. The Compensation Committee believes the compensation of the Chief Executive Officer is in line with the chief executive officer compensation of other companies in the peer group of bank holding companies with total consolidated assets of one to three billion dollars. Ms. Hale's bonus and number of stock options were determined based on the criteria applicable to all other executive officers as described above.

OBRA Deductibility Limitation. The Omnibus Budget Reconciliation Act of 1994 ("OBRA") prohibits the tax deduction by public companies of compensation of certain executive officers in excess of $1 million, unless certain criteria are met. The Corporation has determined not to take any action at this time with respect to its compensation plans to seek to meet these criteria.

During 2005, there were no interlocking relationships between any executive officers of the Corporation and any entity whose directors or executive officers serve on the Board of Directors' Compensation Committee.

M. Lynn Parrish, Chairman
Nick A. Cooley, Vice Chairman
Governor Paul E. Patton, Member

March 24, 2006

COMMON STOCK PERFORMANCE

The following graph shows the cumulative return experienced by the Corporation's shareholders during the last five years compared to the NASDAQ Stock Market's National Market and the NASDAQ Bank Stock Index. The graph assumes the investment of $100 on December 31, 2000 in the Corporation's common stock and in each index and the reinvestment of all dividends paid during the five-year period.

Comparison of 5 Year Cumulative Total Return
among Community Trust Bancorp, Inc., NASDAQ Stock Market (U.S.),
and NASDAQ Bank Stocks

$400
$300
$200
$100
$0
2000
2001
2002
2003
2004
2005
Community Trust Bancorp, Inc.
NASDAQ Stock Market (U.S)
NASDAQ Bank Stocks

Fiscal Year Ending December 31 ($)
	2000	2001	2002	2003	2004	2005
Community Trust Bancorp, Inc.	100.00	165.26	198.41	269.35	325.95	319.60
NASDAQ Stock Market (U.S.)	100.00	79.32	54.84	81.99	89.22	91.12
NASDAQ Bank Stocks	100.00	108.27	110.84	142.58	163.17	159.40

PROPOSED 2006 STOCK OWNERSHIP INCENTIVE PLAN

Background

The purpose of the proposed 2006 Stock Ownership Incentive Plan (“Incentive Plan”) is to enhance the ability of the Corporation and its subsidiaries to secure and retain the services of qualified employees and to provide incentives for such employees to exert maximum efforts for the success of the Corporation. On March 9, 2006, the Compensation Committee approved the Incentive Plan and recommended that the Board of Directors approve the Incentive Plan. The Board of Directors approved and adopted the Incentive Plan on March 9, 2006, subject to the receipt of shareholder approval.

The Board of Directors believes that it is in the best interest of the Corporation and its shareholders to adopt the Incentive Plan to allow the Corporation to provide adequate equity incentive compensation to employees. The Corporation’s 1998 Stock Option Plan (“1998 Plan”) only provides for awards in the form of stock options. The Incentive Plan would allow substantially more flexibility to the Compensation Committee to make awards in the form of stock options, stock appreciation rights, restricted stock and performance units.

Summary of Material Features

The following is a summary of the material features of the Incentive Plan. The summary is not a complete description of the Incentive Plan and is qualified in its entirety by reference to the terms of the Incentive Plan. A copy of the Incentive Plan is attached as Appendix A to this proxy statement.

Authorized Shares. The number of shares of Common Stock authorized for issuance under the Incentive Plan is 1,500,000 shares. Shares as to which options or other awards under the Incentive Plan lapse, expire, terminate, are forfeited or are canceled will again be available for awards under the Incentive Plan.

In addition, any shares of Common Stock reserved for issuance under the 1998 Plan in excess of the number of shares as to which options are awarded under the 1998 Plan, plus any shares as to which options granted under the 1998 Plan may lapse, expire, terminate or be canceled, will also be available for issuance under the Incentive Plan. As of March 17, 2006, there were 136,081 shares remaining available for issuance under the 1998 Plan. Following receipt of shareholder approval of the Incentive Plan, the Corporation does not intend to issue any additional options under the 1998 Plan. No shares remain available for issuance under the Corporation’s 1989 Stock Option Plan.

In the event of any change in the corporate structure of the Corporation affecting the Common Stock, such as a merger, reorganization, consolidation, recapitalization, reclassification, stock split or similar transaction, the Compensation Committee may substitute or adjust the total number and class of securities which may be issued under the Incentive Plan and the number, class and price of shares subject to outstanding awards as it, in its discretion, determines to be appropriate and equitable to prevent dilution or enlargement of the rights of participants and to preserve the value of outstanding awards.

Eligible Participants. Full-time employees of the Corporation and its subsidiaries are eligible to receive awards under the Incentive Plan. Participants will be selected by the Compensation Committee. As of December 31, 2005, the Corporation and its subsidiaries had approximately 1,003 full-time employees.

New Plan Benefits. No awards have been granted under the Incentive Plan. Because the benefits under the Incentive Plan will depend on the Compensation Committee’s future actions and the fair market value of the Corporation’s stock at various future dates, the benefits payable under the Incentive Plan and the benefits that would have been payable had the Incentive Plan been in effect during 2005 are not determinable. The closing price of the Corporation’s Common Stock on March 17, 2006 on the NASDAQ National Market System was $31.68 per share.

Administration of the Incentive Plan. The Incentive Plan will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee will determine, subject to the terms of the Incentive Plan, the persons to receive awards, the size, type and frequency of awards, the terms and conditions of each award, and whether any performance goals have been met. The Compensation Committee will also have the power to accelerate the exercisability of awards, waive restrictions and conditions applicable to awards, and interpret the provisions of the Incentive Plan.

Limitations on Awards. No more than 400,000 shares of restricted stock may be awarded under the Incentive Plan. In addition, the number and amount of awards that may be granted to any one person in a single fiscal year under the Incentive Plan is limited as follows: (a) stock options - 100,000 shares; (b) stock appreciation rights - 100,000 shares; (c) restricted stock - 40,000 shares; and (d) performance units - maximum value of $250,000. In the event of any change in the corporate structure of the Corporation affecting the Common Stock, such as a merger, reorganization, consolidation, recapitalization, reclassification, stock split or similar transaction, the Compensation Committee will make appropriate and equitable adjustments to the award limitations under the Incentive Plan.

Stock Options. The Compensation Committee may from time to time award options to a participant subject to the limitations described above. Stock options give the holder a right to purchase shares of the Corporation’s Common Stock within a specified period of time at a specified price, which will not be less than the fair market value of the Common Stock at the time of grant. Two types of options may be granted: incentive stock options (“ISOs”) and nonqualified stock options (“NQSOs”).

Stock Appreciation Rights. From time to time, the Compensation Committee may grant stock appreciation rights (“SARs”) to participants. The SAR grant price will equal 100% of the fair market value of a share of the Corporation’s Common Stock on the date of grant. An SAR entitles the holder upon exercise to receive a payment from the Corporation in an amount determined by multiplying: (a) the difference between the fair market value of a share of Common Stock on the date of exercise and the SAR grant price; by (b) the number of shares of Common Stock with respect to which the SAR is exercised. At the discretion of the Compensation Committee, the payment may be made in the form of cash, shares of Common Stock of equivalent value on the date of exercise of the SAR, or in a combination of cash and shares of Common Stock.

Restricted Stock. Restricted stock may be granted by the Compensation Committee from time to time under the Incentive Plan, upon such terms and conditions as it may specify. The Committee may determine the events upon which the restricted stock will be forfeitable and impose restrictions based on the achievement of specific performance goals relating to the Corporation, a subsidiary or a regional or business unit of the Corporation, or years of service. In its discretion, the Compensation Committee may impose a requirement that the participant pay a specified purchase price for the restricted shares.

Performance Units. The Compensation Committee may grant performance units to participants which will become payable in cash to participants upon achievement of specified performance goals. The performance period will be a period of time (not less than one year nor more than five years) for the measurement of the extent to which performance goals are attained. The performance goals that are to be achieved with respect to each performance unit will be established by the Compensation Committee and will be based on one or more of the following criteria, which may be expressed in terms of Corporation-wide objectives or in terms of objectives that relate to the performance of the participant or a division, region, department or function within the Corporation or a subsidiary on an absolute or relative basis, or in comparison to a peer group:

•	Net income;
•	Growth in net income;
•	Earnings per share;
•	Growth of earnings per share;
•	Return on equity;
•	Return on capital;
•	Production of loans, deposits and fee income;
•	Growth in loans, deposits and fee income; and
•	Loan portfolio performance

General Provisions

No Repricing. Without shareholder approval, neither the Compensation Committee nor the Board of Directors of the Corporation will have any authority, with or without the consent of the holders of awards, to “reprice” any awards after the date of initial grant with a lower exercise price in substitution for the original exercise price.

Non-Transferability. A participant’s rights under the Incentive Plan may not be assigned, pledged or otherwise transferred other than by will or the laws of descent and distribution, except that upon a participant’s death, the participant’s rights to payment under an award may be transferred to a designated beneficiary. However, in the case of a NQSO, the Compensation Committee may permit the participant to transfer all or a portion of the NQSO without consideration to (a) the participant’s spouse or lineal descendants (“Family Members”); (b) a trust for the exclusive benefit of Family Members; (c) a charitable remainder trust of which the participant or Family Members are the exclusive beneficiaries; or (d) a partnership or a limited liability company in which the participant and Family Members are the sole partners or members.

Change in Control. Upon a Change in Control, as defined in the Incentive Plan, all outstanding options and SARs will become fully vested and immediately exercisable. In addition, any restrictions and other conditions pertaining to restricted stock held by participants will lapse and such shares will become immediately transferable and nonforfeitable, subject to applicable securities law requirements.

Upon a Change in Control, outstanding performance units will become fully vested and payable as soon as reasonably practicable, but not later than 74 days following the Change in Control, in an amount equal to the greater of: (a) the maximum amount payable under the performance unit multiplied by a percentage equal to the percentage that would have been earned under the terms of the performance unit assuming that the rate at which the performance goals have been achieved as of the date of the Change in Control would have continued to the end of the performance period; or (b) the maximum amount payable under the performance unit multiplied by the percentage of the performance period completed by the participant at the time of the Change in Control. However, if no maximum amount payable is specified in the performance unit agreement, the amount payable will be the amount the Compensation Committee determines is reasonable.

Termination of the Incentive Plan. The Incentive Plan will terminate on the earliest to occur of (a) the 10th anniversary of its effective date; (b) the date when all shares available for issuance under the Incentive Plan have been acquired and payment of all benefits in connection with awards under the Incentive Plan has been made; or (c) such other date as the Board of Directors may determine.

Amendment. The Board may amend, suspend, modify or terminate the Incentive Plan provided that (a) no amendment may be made without shareholder approval if such approval is necessary to satisfy applicable laws or regulations and the Board determines that it is appropriate to seek stockholder approval; and (b) upon and following a Change in Control, no amendment may adversely affect the rights of any person with regard to any award previously granted. In addition, the Compensation Committee may not exercise its discretion with respect to awards if it would cause compensation that would otherwise be considered performance-based compensation within the meaning of section 162(m) under the Internal Revenue Code of 1986, as amended (“Code”), to fail to qualify as performance-based compensation. No amendment, modification or termination of the Incentive Plan may in any manner adversely affect any outstanding award without the written consent of the holder of the award.

Certain Federal Income Tax Consequences

The following discussion summarizes certain Federal income tax consequences associated with the issuance and receipt of stock options, restricted stock, performance units and stock appreciation rights. This summary is based on existing Federal income tax laws, as in effect on the date of this proxy statement, which may change, even retroactively. The tax laws applicable to stock options, restricted stock, performance units and stock appreciation rights are complex, so the following discussion of the tax considerations is necessarily general in nature and not comprehensive. This summary does not address all Federal income tax considerations, nor does it address state, local, non-U.S., employment tax and other tax considerations. For example, this summary does not discuss the implications of the recent deferred compensation rules on awards. Many shareholders may be subject to special tax rules and this summary does not address all aspects of Federal income tax that may be relevant to a particular shareholder.

Stock Options. Generally, a participant is not required to recognize income at the time of the stock option’s grant. This is generally true for both incentive stock options and non-qualified stock options. A participant holding a non-qualified stock option recognizes ordinary income on the date of exercise of the non-qualified stock option. The amount required to be included in income is equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price. The participant would take a tax basis in the shares equal to the exercise price, plus the amount included in the participant’s income. Any gain or loss realized on a subsequent disposition of the shares would generally be treated as a capital gain or loss.

Generally, a participant will not recognize taxable income on the exercise of an incentive stock option, but the exercise of the option will result in alternative minimum taxable income to the same extent as if the option had been a non-qualified option. Generally, the participant will take a tax basis in the stock equal to the exercise price. Upon a subsequent sale of the stock acquired on the exercise of an incentive stock option, the amount of the gain would be treated as long-term capital gain equal to the difference between the sales price and the option’s exercise price so long as the stock is sold after (i) two years from the date of grant of the incentive stock option and (ii) one year from the exercise date of the incentive stock option. If the participant disposes of the stock prior to the expiration of these holding periods, the participant will recognize ordinary income at the time of the “disqualifying disposition” equal to the lesser of (i) the excess of the fair market value of the stock on the date of exercise over the exercise price and (ii) the excess of the amount received for the stock over the exercise price. The balance of the gain or loss, if any, will be long-term or short-term capital gain, depending on how long the stock was held. If the incentive stock option is exercised after the participant ceases to be employed, special rules may apply.

In the case of a nonqualified option, the Corporation will generally be entitled to a compensation deduction in an amount equal to the amount of ordinary income recognized by the participant, at the time such income is recognized. In the case of an incentive stock option, the Corporation is not entitled to any deduction, unless the participant makes a disqualifying disposition, in which case the Corporation is generally entitled to a deduction equal to the amount of ordinary income recognized by the participant.

Restricted Stock. Generally, a participant will not recognize ordinary income on an award of restricted stock, unless the participant makes an election pursuant to section 83(b) of the Code. If the participant makes a section 83(b) election, the participant would recognize ordinary income on the date of the award equal to the excess of the fair market value of the stock over the amount paid, if any. In the absence of a section 83(b) election, a participant will recognize ordinary income on the date the stock vests (i.e., the date on which the stock is either (a) transferable or (b) not subject to a substantial risk of forfeiture) in an amount equal to the excess, if any, of the fair market value of the stock on the vesting date over the amount paid for the stock. The participant will take a tax basis in the stock equal to the amount paid for the stock, if any, plus the amount included in income. The participant’s holding period begins after the stock vests (unless a section 83(b) election has been made). Generally, a participant will recognize capital gain (or loss) on a subsequent disposition of the stock. Generally, the Corporation will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant at the time the participant recognizes the ordinary income.

Performance Units. Generally, a participant will not recognize income on the grant of a performance unit. Instead, the participant will recognize ordinary income on the date the award is paid in cash. The participant will recognize ordinary income in an amount equal to the amount of cash received.

The Corporation generally will be entitled to a tax deduction in connection with an award in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income, provided that the deduction is not disallowed by section 162(m) or otherwise limited by the Code.

Stock Appreciation Rights. Generally, a participant is not required to recognize income at the time of the grant of a stock appreciation right. A participant holding a stock appreciation right recognizes ordinary income on the date of exercise of the stock appreciation right. The amount required to be included in income is equal to the fair market value of the shares or the cash received by the participant on the exercise date. The participant would take a tax basis in any shares received upon exercise of a stock appreciation right equal to the participant’s income with respect to the shares received. Any gain or loss realized on a subsequent disposition of the shares would generally be treated as a capital gain or loss. The Corporation would generally be entitled to a compensation deduction equal to the ordinary income recognized by the participant at the time such income is recognized.

Section 409A. Awards of stock options, restricted stock, performance units and stock appreciation rights may, in some cases, result in deferral of compensation that is subject to the requirements of section 409A of the Code. Generally, to the extent that deferrals of these awards fail to meet the requirements of section 409A of the Code, these awards may be subject to immediate taxation and penalties. It is the intent of the Corporation that the awards under the Incentive Plan will be structured and administered in compliance with section 409A of the Code or an exemption therefrom.

Shareholder Approval

An affirmative vote of a majority of all shares present in person or by proxy at the Annual Meeting and entitled to vote is necessary to approve the 2006 Stock Ownership Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE 2006 STOCK OWNERSHIP INCENTIVE PLAN.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Upon recommendation by the Audit Committee and the Board of Directors, on April 26, 2005, the shareholders of Community Trust Bancorp, Inc. ratified the selection of Deloitte & Touche LLP ("Deloitte & Touche") to serve as independent registered public accounting firm for 2005.

Aggregate fees billed to the Corporation for the fiscal years ending December 31, 2004 and 2005 by the Corporation's principal accounting firm, Deloitte & Touche LLP were as follows:

	2004	2005
Audit fees	$508,807	$420,150
Audit related fees	25,250	26,600
Subtotal	534,057	446,750
Tax fees	25,900	21,800
Total	$559,957	$468,550

Audit related fees included payments for audits of the Community Trust Bancorp, Inc. Voluntary Employees' Beneficiary Plan and Trust and the KSOP Plan and out-of-pocket expenses related to the audit of the consolidated financial statements. Tax fees include payments for preparation of the federal and state corporate income tax returns.

The Audit Committee pre-approves all audit and non-audit services performed by the independent auditor. The Audit Committee will periodically grant general pre-approval of certain audit and non-audit services. Any other services must be specifically approved by the Audit Committee, and any proposed services exceeding the pre-approved cost levels must be specifically pre-approved by the Audit Committee. In periods between Audit Committee meetings, the Chairman of the Audit Committee has the delegated authority from the Committee to pre-approve additional services, and such pre-approvals are then communicated to the full Audit Committee.

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Asset Quality Committee of the Board of Directors will request shareholders to ratify its selection of Deloitte & Touche to examine the consolidated financial statements of the Corporation for the fiscal year ending December 31, 2006. Deloitte & Touche has audited the Corporation's financial statements since 2000. Deloitte & Touche is not expected to have a representative present at the Annual Meeting.

SHAREHOLDER PROPOSALS

It is currently contemplated that the Corporation's 2007 Annual Meeting of Shareholders will be held on or about April 24, 2007. In the event that a shareholder desires to have a proposal considered for presentation at the Corporation's 2007 Annual Meeting of Shareholders and inclusion in the Proxy Statement for such meeting, the proposal must be forwarded in writing to the Secretary of the Corporation so that it is received no later than December 1, 2006. Any such proposal must comply with the requirements of Rule 14(a)-8 promulgated under the Act. If a shareholder intends to present a proposal at the 2007 Annual Meeting of Shareholders, but has not sought the inclusion of such proposal in the Corporation's proxy, notice of meeting, and proxy statement, such proposal must be received by the Secretary of the Corporation prior to February 14, 2007 or the Corporation’s management proxies for the 2007 Annual Meeting will be entitled to use their discretionary voting authority should such proposal then be raised, without any discussion of the matter in the Corporation’s proxy, notice of meeting or proxy statement.

MISCELLANEOUS

The Board of Directors of the Corporation knows of no other business to be presented to the Annual Meeting. If other matters should properly come before the Annual Meeting or any adjournment thereof, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the proxy. The Board of Directors urges each shareholder who does not intend to be present and to vote at the Annual Meeting to complete, sign, and return the enclosed proxy as promptly as possible.

By Order of the Board of Directors

/s/ Jean R. Hale
Jean R. Hale
Chairman of the Board,
President and CEO

Pikeville, Kentucky
March 31, 2006

COMMUNITY TRUST BANCORP, INC.

2006 STOCK OWNERSHIP INCENTIVE PLAN

ARTICLE 1

PURPOSE

The purpose of the 2006 Stock Ownership Incentive Plan ("Plan") is to enhance the ability of Community Trust Bancorp, Inc., a Kentucky corporation ("Company") and its subsidiaries to secure and retain the services of persons eligible to participate in the Plan and to provide incentives for such persons to exert maximum efforts for the success of the Company.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

2.1  Definitions. As used in the Plan, terms defined parenthetically immediately after their use shall have the respective meanings provided by such definitions, and the terms set forth below shall have the following meanings (in either case, such meanings shall apply equally to both the singular and plural forms of the terms defined):

(a)	"Award" shall mean, individually or collectively, a grant under the Plan of Options, Restricted Stock, Performance Units or Stock Appreciation Rights.

(b)	"Beneficial Ownership" or "Beneficially Owned" shall mean beneficial ownership or beneficially owned within the meaning of Rule 13d-3 promulgated under the Exchange Act.

(c)	"Board" shall mean the Board of Directors of the Company.

(d)
"Cause" shall mean, unless otherwise defined in an agreement granting Options, Restricted Stock, Performance Units or Stock Appreciation Rights (1) a Participant’s willful misconduct or dishonesty which is determined by the Committee to be directly and materially harmful to the business or reputation of the Company or its Subsidiaries; or (2) a Participant being convicted of a felony, or failing to contest a felony prosecution.

(e)	A "Change in Control" shall mean any of the following events:

(1)
An acquisition (other than directly from the Company) of any Voting Securities by any Person immediately after which such Person has Beneficial Ownership of 20% or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a Non-Control Acquisition shall not constitute an acquisition which would cause a Change in Control;

(2)
The individuals who, as of January 1, 2006, are members of the Board ("Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that if any new director is approved by a vote of at least a majority of the Incumbent Board, such new director shall, for all purposes of the Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened election contest (as described in Rule14a-1 promulgated under the Exchange Act) ("Election Contest") or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board ("Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

(3)	Approval by shareholders of the Company of:

(A)	A merger, consolidation or reorganization involving the Company, unless such transaction is a Non-Control Transaction;

(B)	A complete liquidation or dissolution of the Company; or

(C)	An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary); or

(4)	Any other event that the Committee shall determine constitutes an effective Change in Control of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person ("Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional amount of shares Beneficially Owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the number of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

(f)	"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(g)	"Committee" shall mean the committee described in Section 3.1.

(h)	"Common Stock" shall mean shares of the Company's common stock, par value $5.00 per share.

(i)	"Company" shall mean Community Trust Bancorp, Inc., a Kentucky corporation.

(j)
"Disability" shall mean a physical or mental infirmity which, in the judgment of the Committee, impairs the Participant's ability to perform substantially his or her duties for a period of 180 consecutive days.

(k)	"Effective Date" shall mean March 9, 2006, the date the Plan was adopted by the Board, subject to approval of the Company's shareholders.

(l)	"Employee" shall mean an individual who is a full-time employee of the Company or a Subsidiary.

(m)	"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

(n)
"Fair Market Value" of a share of Common Stock shall mean, as of any applicable date, the closing sale price of the Common Stock on the NASDAQ National Market System or any national or regional stock exchange on which the Common Stock is then traded. If no such reported sale of the Common Stock shall have occurred on such date, Fair Market Value shall mean the closing sale price of the Common Stock on the next preceding date on which there was a reported sale. If the Common Stock is not listed on the NASDAQ National Market System or a national or regional stock exchange, the Fair Market Value of a share of Common Stock as of a particular date shall be determined by such method as shall be determined by the Committee.

(o)	"ISOs" shall have the meaning given such term in Section 6.1.

(p)
"Non-Control Acquisition" shall mean an acquisition by (i) the Company or any Subsidiary, (ii) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any Subsidiary, or (iii) any Person in connection with a Non-Control Transaction.

(q)	"Non-Control Transaction" shall mean a merger, consolidation or reorganization of the Company in which:

(1)
the shareholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least a majority of the combined voting power of the voting securities of the corporation resulting from such merger or consolidation or reorganization ("Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

(2)
the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation; and

(3)
no Person (other than the Company, any Subsidiary, any employee benefit plan [or any trust forming a part thereof] maintained by the Company, the Surviving Corporation, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of 20% or more of the then outstanding Voting Securities) has Beneficial Ownership of 20% or more of the combined voting power of the Surviving Corporation's then outstanding voting securities.

(r)	"NQSOs" shall have the meaning given such term in Section 6.1.

(s)	"Option" shall mean an option to purchase shares of Common Stock granted pursuant to Article 6.

(t)	"Option Agreement" shall mean an agreement evidencing the grant of an Option as described in Section 6.2.

(u)
"Option Exercise Price" shall mean the purchase price per share of Common Stock subject to an Option, which shall not be less than the Fair Market Value on the date of grant (110% of Fair Market Value in the case of an ISO granted to a Ten Percent Shareholder).

(v)	"Participant" shall mean any Employee selected by the Committee to receive an Award under the Plan.

(w)	"Performance Goals" shall have the meaning given such term in Section 8.4.

(x)	"Performance Period" shall have the meaning given such term in Section 8.3.

(y)	"Performance Unit" shall mean the right to receive a payment from the Company upon the achievement of specified Performance Goals as set forth in a Performance Unit Agreement.

(z)	"Performance Unit Agreement" shall mean an agreement evidencing a Performance Unit Award, as described in Section 8.2.

(aa)	"Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

(bb)	"Plan" shall mean this Community Trust Bancorp, Inc. 2006 Stock Ownership Incentive Plan as the same may be amended from time to time.

(cc)
"Restriction Period" shall mean the period determined by the Committee during which the transfer of shares of Common Stock is limited in some way or such shares are otherwise restricted or subject to forfeiture as provided in Article 7.

(dd)	"Restricted Stock" shall mean shares of Common Stock granted pursuant to Article 7.

(ee)	"Restricted Stock Agreement" shall mean an agreement evidencing a Restricted Stock Award, as described in Section 7.2.

(ff)
"Retirement" shall mean retirement by a Participant in accordance with the terms of the Company's retirement or pension plans, if any, or, if the Company has no such plans, then retirement after reaching age 65.

(gg)
"SAR" or "Stock Appreciation Right" shall mean a right granted pursuant to Article 9 to receive a payment, in cash and/or Common Stock, as determined by the Committee, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock at the time the SAR is exercised over the SAR Grant Price of such shares of Common Stock on the effective date of the grant of the SAR as set forth in the applicable SAR Agreement.

(hh)	"SAR Agreement" shall mean an agreement evidencing an award of SARs, as described in Section 9.2.

(ii)
"Subsidiary," with respect to any company, shall mean any corporation or other Person of which a majority of its voting power, equity securities, or equity interest is owned, directly or indirectly, by such company.

(jj)
"Ten Percent Shareholder" shall mean an Employee who, at the time an ISO is granted, owns (within the meaning of section 422(b)(6) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

(kk)	"Voting Securities" shall mean the voting securities of the Company.

2.2  Gender and Number. Unless otherwise indicated by the context, reference to the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

2.3  Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3

ADMINISTRATION

3.1  The Committee. The Plan shall be administered by the Compensation Committee of the Board, or by any other committee (the "Committee") appointed by the Board consisting of two or more directors of the Company. It is intended that each Committee member shall be a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, an "outside director" within the meaning of Section 162(m) of the Code, and an "independent director" within the meaning of the rules and regulations of NASDAQ or such other stock exchange on which the Common Stock is listed. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

3.2  Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority to:

(a)	select Participants to whom Awards are granted;

(b)	determine the size, type and frequency of Awards granted under the Plan;

(c)	determine the terms and conditions of Awards, including any restrictions, conditions or forfeiture provisions relating to the Award, which need not be identical;

(d)	determine whether and the extent to which Performance Goals have been met:

(e)	determine whether and when a Participant's status as an Employee has terminated for purposes of the Plan;

(f)	accelerate the exercisability of, and accelerate or waive any or all the restrictions and conditions applicable to, any Award, for any reason;

(g)	extend the duration of an Option exercise period or term of an Award;

(h)	construe and interpret the Plan and any agreement or instrument entered into under the Plan;

(i)	establish, amend and rescind rules and regulations for the Plan's administration; and

(j)
subject to the rights of Participants, amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan.

3.3  Delegation. The Committee shall have sole discretion to make all other determinations which may be necessary or advisable for the administration of the Plan. To the extent permitted by law and Rule 16b-3 promulgated under the Exchange Act, the Committee may delegate its authority. Notwithstanding the foregoing, the Committee may not delegate its responsibilities hereunder if such delegation would jeopardize compliance with the "outside directors" requirement or any other applicable requirement under Section 162(m) of the Code or would violate any rules or regulations of NASDAQ or other stock exchange on which the Company’s Common Stock is listed.

3.4  Certain Additional Forfeiture Events. Without limiting the generality of the authority granted to the Committee to specify the terms and conditions of an Award, the Committee may specify in an agreement representing any Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture and recoupment upon the occurrence of specified events. Such events may include, but are not limited to, violation of material Company policies, breach of noncompetition or confidentiality agreements that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company.

3.5  Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan, and all related orders or resolutions of the Board, shall be final, conclusive and binding upon all Persons, including the Company, its stockholders, Employees, Participants, holders of Awards and estates, representatives and beneficiaries of such Persons.

3.6  Section 16 Compliance; Bifurcation of Plan. It is the intention of the Company that the Plan and the administration of the Plan comply in all respects with Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder. If any Plan provision, or any aspect of the administration of the Plan, is found not to be in compliance with Section 16(b) of the Exchange Act, the provision or administration shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 promulgated under the Exchange Act. Notwithstanding anything in the Plan to the contrary, the Board or the Committee, in its discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

ARTICLE 4

SHARES AVAILABLE UNDER THE PLAN

4.1  Number of Shares. Subject to adjustment as provided in Section 4.3, the number of shares of Common Stock reserved for issuance under the Plan is 1,500,000 shares. Shares as to which options or other Awards granted under the Plan lapse, expire, terminate, are forfeited or are canceled shall again become available for Awards under the Plan. In addition, any shares of Common Stock reserved for issuance under the Company's 1998 Stock Option Plan ("1998 Plan") in excess of the number of shares as to which options or other benefits are awarded thereunder, plus any shares as to which options or other benefits granted under the 1998 Plan may lapse, expire, terminate or be canceled, shall also be reserved and available for issuance or reissuance under the Plan.

4.2  Shares of Restricted Stock Available Under the Plan. Subject to adjustment as provided in Section 4.3, the number of shares of Common Stock which may be the subject of Awards granted in the form of Restricted Stock is limited to 400,000 shares.

4.3  Adjustments in Authorized Shares and Outstanding Awards. In the event of any change in the corporate structure of the Company affecting the Common Stock, including a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, stock dividend, stock split, reverse stock split, extraordinary dividend, share repurchase, share combination, exchange of securities, dividend in kind or any similar corporate event or transaction, the Committee may substitute or adjust the total number and class of shares of Common Stock or other stock or securities which may be issued under the Plan, and the number, class and price of shares subject to outstanding Awards, as it, in its discretion, determines to be appropriate and equitable to prevent dilution or enlargement of the rights of Participants and to preserve, without exceeding, the value of any outstanding Awards; provided, however, that the number of shares subject to any Award shall always be a whole number. In the case of ISOs, such adjustment shall be made so as not to result in a "modification" within the meaning of Section 424(h) of the Code.

ARTICLE 5

ELIGIBILITY AND PARTICIPATION

All Employees of the Company and its Subsidiaries are eligible to receive Awards under the Plan. In selecting Employees to receive Awards under the Plan, as well as in determining the number of shares subject to, and the other terms and conditions applicable to, each Award, the Committee shall take into consideration such factors as it deems relevant in promoting the purposes of the Plan, including the duties and responsibilities of such persons, their present and potential contribution to the success of the Company and their anticipated number of years of active service or contribution remaining with the Company or a Subsidiary.

ARTICLE 6

STOCK OPTIONS

6.1  Grant of Options. Subject to the terms and provisions of the Plan, the Committee may grant Options to Participants at any time and from time to time, in the form of options which are intended to qualify as incentive stock options within the meaning of Section 422 of the Code ("ISOs"), Options which are not intended to so qualify ("NQSOs") or a combination thereof. Notwithstanding the foregoing, ISOs may only be granted to Employees of the Company and its subsidiaries (within the meaning of Section 424(f) of the Code). The maximum number of shares in respect of which Options may be granted to a Participant during any calendar year shall be 100,000 shares (subject to adjustment as provided in Section 4.3).

6.2  Option Agreement. Each Option shall be evidenced by an Option Agreement that shall specify the Option Exercise Price, the duration of the Option, the number of shares to which the Option relates, forfeiture provisions as deemed appropriate by the Committee and such other provisions as the Committee may determine or which are required by the Plan. The Option Agreement shall also specify whether the Option is intended to be an ISO or a NQSO and shall include provisions applicable to the particular type of Option granted. To the extent that the aggregate Fair Market Value of shares of Common Stock with respect to which ISOs are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company (or any "subsidiary" of the Company within the meaning of section 424 of the Code) shall exceed $100,000, or such higher value as may be permitted under section 424 of the Code, such Options shall be treated as NQSOs. For purposes of the foregoing calculation, Fair Market Value shall be determined as of the date on which each such ISO is granted.

6.3  Duration of Options. Subject to the provisions of Section 6.7, each Option shall expire at such time as is determined by the Committee at the time of grant; provided, however, that no Option shall at the time of grant be exercisable later than the tenth anniversary of its grant (the fifth anniversary in the case of an ISO granted to a Ten Percent Shareholder).

6.4  Exercise of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions, including forfeiture provisions, as the Committee shall approve at the time of grant, which need not be the same for each grant or for each Participant. Options shall be exercised by delivery to the Company of a written notice of exercise, setting forth the number of shares with respect to which the Option is to be exercised and accompanied by full payment of the Option Exercise Price and all applicable withholding taxes.

6.5  Payment of Option Exercise Price. The Option Exercise Price for shares of Common Stock as to which an Option is exercised shall be paid to the Company in full at the time of exercise either (a) in cash in the form of currency or other cash equivalent acceptable to the Company, (b) by tendering previously acquired Common Stock having a Fair Market Value (at the close of business on the date the Company receives the notice of exercise) equal to the Option Exercise Price, (c) any other reasonable consideration that the Committee may deem appropriate or (d) by a combination of the forms of consideration described in (a), (b) and (c) of this Section. The Committee may permit the cashless exercise of Options as described in Regulation T promulgated by the Federal Reserve Board, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

6.6  Vesting Upon Change in Control. Upon a Change in Control, any then outstanding Options held by Participants shall become fully vested and immediately exercisable.

6.7  Termination of Employment. If the Participant's status as an Employee is terminated for Cause, all then outstanding Options of such Participant, whether or not exercisable, shall terminate immediately. If the Participant's status as an Employee is terminated for any reason other than for Cause, death, Disability or Retirement, to the extent then outstanding Options of such Participant are exercisable and subject to the provisions of the relevant Option Agreement, such Options may be exercised by such Participant or such Participant’s personal representative at any time prior to the earlier of (a) the expiration date of the Options or (b) the date which is 60 days after the date of such termination of employment. In the event of the Retirement of a Participant, to the extent then outstanding Options of such Participant are exercisable, such Options may be exercised by the Participant (a) in the case of NQSOs, within one year after the date of Retirement and (b) in the case of ISOs, within 90 days after Retirement; provided, however, that no such Options may be exercised on a date subsequent to their expiration. In the event of the death or Disability of a Participant while employed by the Company or a Subsidiary, all then outstanding Options of such Participant shall become fully vested and immediately exercisable, and may be exercised at any time within one year after the date of death or determination of Disability; provided however that no such Options may be exercised on a date subsequent to their expiration. Options may be exercised as provided in this Section (a) in the event of the death of a Participant, by the person or persons to whom rights pass by will or by the laws of descent and distribution, or if appropriate, the legal representative of the decedent's estate and (b) in the event of the Disability of a Participant, by the Participant, or if the Participant is incapacitated, by the Participant's legal representative.

ARTICLE 7

RESTRICTED STOCK

7.1  Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee may grant shares of Restricted Stock to Participants at any time and from time to time and upon such terms and conditions as it may determine. In its discretion, the Committee may impose (but shall not be required to impose) in the related Restricted Stock Agreement, a requirement that a Participant pay a specified purchase price for each share of Restricted Stock). The maximum number of shares of Restricted Stock that may be granted to a Participant during any calendar year shall be 40,000 shares (subject to adjustment as provided in Section 4.3).

7.2  Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement which shall specify the Restriction Period, the number of shares of Restricted Stock granted and such other provisions as the Committee may determine and which are required by the Plan.

7.3  Non-Transferability of Restricted Stock. Except as provided in this Article 7 or the applicable Restricted Stock Agreement, shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Restriction Period as specified in the Restricted Stock Agreement and the satisfaction of any other conditions determined at the time of grant specified in the Restricted Stock Agreement. Except as provided in Section 7.9, however, in no event may any Restricted Stock become vested in a Participant subject to Section 16(b) of the Exchange Act prior to six months following the date of its grant.

7.4  Other Restrictions. The Committee may impose such other restrictions on shares of Restricted Stock as it may deem advisable, including, without limitation, restrictions based upon the achievement of specific performance goals (relating to the Company, a Subsidiary or regional or other business unit of the Company), years of service and/or restrictions under applicable Federal or state securities laws. The Committee may provide that any share of Restricted Stock shall be held (together with a stock power executed in blank by the Participant) in custody by the Company until any or all restrictions thereon shall have lapsed.

7.5  Forfeiture. The Committee shall determine and set forth in a Participant's Restricted Stock Agreement such events upon which a Participant's shares of Restricted Stock (or the proceeds of a sale thereof) shall be forfeitable, which may include, without limitation, the termination of a Participant's employment.

7.6  Certificate Legend. In addition to any legends placed on certificates pursuant to Section 7.4, each certificate representing shares of Restricted Stock shall bear the following legend:

"The sale or other transfer of the shares represented by this Certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the Community Trust Bancorp, Inc. 2006 Stock Ownership Incentive Plan, and in the related Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of Community Trust Bancorp, Inc."

7.7  Removal of Restrictions. Except as otherwise provided in this Article 7 or the Restricted Stock Agreement, shares of Restricted Stock shall become freely transferable by the Participant and no longer subject to forfeiture after the last day of the Restriction Period. Once the shares of Restricted Stock are released from their restrictions (including forfeiture provisions), the Participant shall be entitled to have the legend required by Section 7.6 removed from the Participant's share certificate, which certificate shall thereafter represent freely transferable and nonforfeitable shares of Common Stock free from any and all restrictions under the Plan, subject to the requirements of applicable securities laws and regulations.

7.8  Voting Rights; Dividends and Other Distributions. Unless the Committee exercises its discretion as provided in Section 7.10, during the Restriction Period, Participants holding shares of Restricted Stock may exercise full voting rights, and shall be entitled to receive all dividends and other distributions paid with respect to such Restricted Stock. If any dividends or distributions are paid in Common Stock, such Common Stock shall be subject to the same restrictions as the shares of Restricted Stock with respect to which they were paid.

7.9  Lapse of Restrictions Upon Change in Control. Upon a Change in Control, any restrictions and other conditions pertaining to then outstanding shares of Restricted Stock held by Participants, including, but not limited to, vesting requirements, shall lapse and such shares shall thereafter be immediately transferable and nonforfeitable, subject to the requirements of applicable securities laws and regulations.

7.10  Treatment of Dividends. At the time shares of Restricted Stock are granted to a Participant, the Committee may, in its discretion, determine that the payment of dividends, or a specified portion thereof, declared or paid on such shares shall be deferred until the lapse of the restrictions with respect to such shares, such deferred dividends to be held by the Company for the account of the Participant. In the event of such deferral, there may be credited at the end of each year (or portion thereof) interest on the amount of the account during the year at a rate per annum as the Committee, in its discretion, may determine. Deferred dividends, together with interest accrued thereon, if any, shall be (a) paid to the Participant upon the lapse of restrictions on the shares of Restricted Stock as to which the dividends related as soon as practicable following the lapse of restrictions, but no later than 74 days following such lapse of restrictions or (ii) forfeited to the Company upon the forfeiture of such shares by the Participant.

ARTICLE 8

PERFORMANCE UNITS

8.1  Grant of Performance Units. The Committee may, from time to time and upon such terms and conditions as it may determine, grant Performance Units which will become payable to a Participant upon achievement of specified Performance Goals. The maximum payment that can be made pursuant to Performance Units granted to any one Participant in any calendar year shall be $250,000.

8.2  Performance Unit Agreement. Each Performance Unit grant shall be evidenced by a Performance Unit Agreement that shall specify the Performance Goals, the Performance Period and the number of Performance Units to which it pertains.

8.3  Performance Period. The period of performance ("Performance Period") with respect to each Performance Unit shall be such period of time, which shall not be less than one year, nor more than five years, as determined by the Committee, for the measurement of the extent to which Performance Goals are attained. The Performance Period may commence prior to the date of grant of the Performance Unit to which it relates, provided that at such time the attainment of the Performance Goal is substantially uncertain and not more than 25% of the Performance Period has expired.

8.4  Performance Goals. The goals ("Performance Goals") that are to be achieved with respect to each Performance Unit shall be those objectives established by the Committee as it deems appropriate, and which shall be based on one or more of the following criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, or a division, region, department or function within the Company or a Subsidiary on an absolute or relative basis or in comparison to a peer group: net income, growth in net income, earnings per share, growth of earnings per share, return on equity or return on capital, production of loans, deposits and fee income, growth in loans, deposits and fee income and loan portfolio performance. Each Performance Unit Agreement shall specify a minimum acceptable level of achievement with respect to the Performance Goals below which no payment will be made and shall set forth a formula for determining the payment to be made if performance is at or above such minimum based upon a range of performance levels relating to the Performance Goals. The Committee shall certify that the Performance Goals for Awards of Performance Units under the Plan have been satisfied prior to the determination and payment of any such incentive in accordance with the Plan.

8.5  Adjustment of Performance Goals. The Committee may adjust Performance Goals and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions occur subsequent to the date of grant which are unrelated to the performance of the Participant and which the Committee expects to have a substantial effect on the ability of the Participant to attain the Performance Goals. If a Participant is promoted, demoted or transferred to a Subsidiary or different operating unit of the Company during a Performance Period, then, to the extent that the Committee determines the Performance Goals or Performance Period are no longer appropriate, the Committee may, but shall not be required to, adjust, change or eliminate the Performance Goals or the applicable Performance Period as it deems appropriate in order to make them appropriate and comparable to the initial Performance Goals or Performance Period. Notwithstanding the foregoing, the Committee shall not be entitled to adjust, change or eliminate any Performance Goals or Performance Period if the exercise of such discretion would cause the related compensation to fail to qualify as performance-based compensation within the meaning of Section 162(m) of the Code.

8.6  Termination of Employment. If the employment of a Participant shall terminate prior to the expiration of the Performance Period for any reason other than for death, Disability or Retirement, the Performance Units then held by the Participant shall terminate immediately without payment. In the case of termination of employment by reason of death, Disability or Retirement of a Participant prior to the expiration of the Performance Period, any then outstanding Performance Units of such Participant shall be payable in an amount equal to the maximum amount payable under the Performance Unit multiplied by a percentage equal to the percentage that would have been earned under the terms of the Performance Unit Agreement assuming that the rate at which the Performance Goals have been achieved as of the date of such termination of employment would have continued until the end of the Performance Period; provided, however, that if no maximum amount payable is specified in the Performance Unit Agreement, the amount payable shall be such amount as the Committee shall determine is reasonable.

8.7  Payment Upon Change in Control. Upon a Change in Control, any then outstanding Performance Units shall become fully vested and payable as soon as reasonably practicable, but no later than 74 days following the Change in Control, in an amount which is equal to the greater of (a) the maximum amount payable under the Performance Unit multiplied by a percentage equal to the percentage that would have been earned under the terms of the Performance Unit Agreement assuming that the rate at which the Performance Goals have been achieved as of the date of such Change in Control would have continued until the end of the Performance Period; or (b) the maximum amount payable under the Performance Unit multiplied by the percentage of the Performance Period completed by the Participant at the time of the Change in Control; provided, however, that if no maximum amount payable is specified in the Performance Unit Agreement, the amount payable shall be such amount as the Committee shall determine is reasonable.

8.8  Payment of Performance Units. Subject to such terms and conditions as the Committee may impose, and subject to the limitations set forth in Section 8.1, Performance Units shall be payable: (a) within 74 days following the end of the Performance Period during which the Participant attained at least the minimum acceptable level of achievement under the Performance Goals; or (b) in the event of a Change in Control, as soon as reasonably practicable following the Change in Control, but no later than 74 days following the Change in Control.

ARTICLE 9

STOCK APPRECIATION RIGHTS

9.1  Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time upon such terms as shall be determined by the Committee in its discretion. The SAR grant price ("SAR Grant Price") shall be determined by the Committee and shall be specified in the agreement awarding the SARs. The SAR Grant Price shall equal one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant. The maximum number of shares with respect to which SARs may be granted to a Participant during any calendar year shall be 100,000 shares (subject to adjustment as provided in Section 4.3).

9.2  SAR Agreement. Each SAR shall be evidenced by an SAR Agreement that shall specify the SAR Grant Price, the term of the SAR and any such other provisions as the Committee shall determine.

9.3  Term of SAR. The term of the SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant.

9.4  Exercise of SAR. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, shall impose. Unless the applicable SAR Agreement provides otherwise, an SAR shall become cumulatively exercisable as to 25% of the shares of Common Stock covered thereby on each of the first, second, third and fourth anniversaries of the date of grant. An SAR may be exercised for all or any portion of the shares as to which it is exercisable. The partial exercise of the SAR shall not cause the expiration, termination or cancellation of the remaining portion of the SAR.

9.5  Payment of SAR Amount. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (a) the difference between the Fair Market Value of a share of Common Stock on the date of exercise and the SAR Grant Price; by (b) the number of shares of Common Stock with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be made in the form of cash, shares of Common Stock of equivalent value (based on the Fair Market Value on the date of exercise of the SAR), or in some combination thereof. The Committee’s determination regarding the form of SAR payout shall be set forth or reserved for later determination in the SAR Agreement pertaining to the grant of the SAR.

9.6  Termination of Employment. If the Participant's status as an Employee is terminated for Cause, all then outstanding SARs of such Participant, whether or not exercisable, shall terminate immediately. If the Participant's status as an Employee is terminated for any reason other than for Cause, death, Disability or Retirement, to the extent then outstanding SARs of such Participant are exercisable and subject to the provisions of the relevant SAR Agreement, such SARs may be exercised by such Participant at any time prior to the earlier of (a) the expiration date of the SARs or (b) the date which is 60 days after the date of such termination of employment. In the event of the Retirement of a Participant, to the extent then outstanding SARs of such Participant are exercisable, such SARs may be exercised by the Participant within one year after the date of Retirement; provided, however, that no such SARs may be exercised on a date subsequent to their expiration. In the event of the death or Disability of a Participant while employed by the Company or a Subsidiary, all then outstanding SARs of such Participant shall become fully vested and immediately exercisable, and may be exercised at any time within one year after the date of death or determination of Disability; provided, however, that no such SARs may be exercised on a date subsequent to their expiration. Options may be exercised as provided in this Section 9.6 in the event of the death of a Participant, by the person or persons to whom rights pass by will or by the laws of descent and distribution, or if appropriate, the legal representative of the decedent's estate and in the event of the Disability of a Participant, by the Participant, or if the Participant is incapacitated, by the Participant's legal representative.

9.7  Payment upon Change in Control. Upon the occurrence of a Change in Control, any SAR outstanding on such date shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of this Plan.

ARTICLE 10

AMENDMENT, MODIFICATION AND TERMINATION

10.1  Termination Date. The Plan shall terminate on the earliest to occur of (a) the tenth anniversary of the Effective Date, (b) the date when all shares of Common Stock available under the Plan shall have been acquired and the payment of all benefits in connection with Awards has been made or (c) such other date as the Board may determine in accordance with Section 10.2.

10.2  Amendment, Modification and Termination. The Board may, at any time, amend, suspend, modify or terminate the Plan provided that (a) no amendment shall be made without stockholder approval if such approval is necessary to satisfy any applicable tax or regulatory law or regulation and the Board determines it is appropriate to seek stockholder approval, and (b) upon or following the occurrence of a Change in Control, no amendment may adversely affect the rights of any Person in connection with an Award previously granted. The Committee may amend the terms of any Award, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without such Participant's consent. Options, SARs and certain Performance Units granted under the Plan are intended to be performance-based compensation within the meaning of Section 162(m) of the Code. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Options, SARs or Performance Units if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options, SARs or Performance Units to fail to qualify as performance-based compensation.

10.3  Awards Previously Granted. No amendment, modification or termination of the Plan shall in any manner adversely affect any outstanding Award without the written consent of the Participant holding such Award.

10.4  No Repricing. Without shareholder approval, neither the Committee nor the Board of Directors of the Company shall have any authority, with or without the consent of the affected holders of Awards, to "reprice" an Award after the date of its initial grant with a lower exercise price in substitution for the original exercise price. This paragraph may not be amended, altered or repealed by the Board of Directors of the Company or the Committee without approval of the shareholders of the Company.

ARTICLE 11

NON-TRANSFERABILITY

11.1  Non-Transferability. A Participant's rights under this Plan may not be assigned, pledged or otherwise transferred other than by will or the laws of descent and distribution, except that upon a Participant's death, the Participant's rights to payment pursuant to an Award may be transferred to a beneficiary designated in accordance with Section 11.2. Notwithstanding anything herein to the contrary, in the case of NQSOs, the Committee may, in its sole discretion, by appropriate provisions in the Participant's Option Agreement, permit the Participant to transfer all or a portion of the Option, without consideration, to (a) the Participant's spouse or lineal descendants ("Family Members"), (b) a trust for the exclusive benefit of Family Members, (c) a charitable remainder trust of which the Participant and/or Family Members are the exclusive beneficiaries (other than the charitable beneficiary), or (d) a partnership or a limited liability company in which the Participant and Family Members are the sole partners or members, as applicable. In the event that any Option is transferred by a Participant in accordance with the provisions of the immediately preceding sentence, then subsequent transfers of the Option by the transferee shall be prohibited. For purposes of the Option Agreement and the Plan, the term "Optionee" shall be deemed to refer to the transferee wherever applicable, and the provisions of Section 6.7 regarding termination of employment shall refer to the Participant, not the transferee, but the transferee shall be permitted to exercise the Option during the period provided for in Section 6.7 and the Participant's Option Agreement following the Participant's termination of employment.

11.2  Designation of Beneficiary. A Participant’s "beneficiary" is the person or persons entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death. A Participant may designate a beneficiary or change a previously named beneficiary designation at such times as are prescribed by the Committee by using forms and following procedures approved or accepted by the Committee for that purpose. If no beneficiary is designated by the Participant, at the Participant’s death the beneficiary shall be the Participant’s estate. From time to time, the Committee may in its discretion modify the requirements for beneficiary designations or institute additional requirements for beneficiary designation.

ARTICLE 12

NO GRANTING OF EMPLOYMENT RIGHTS; UNFUNDED STATUS

12.1  No Employment Rights. Neither the Plan, nor any action taken under the Plan, shall be construed as giving any person the right to become a Participant, nor shall participation in, or any grant of an Award under, the Plan be construed as giving a Participant any right with respect to continuance of employment with the Company. The Company expressly reserves the right to terminate, whether by dismissal, discharge or otherwise, a Participant's employment at any time, with or without Cause, except as may otherwise be expressly provided by any written agreement between the Company and the Participant.

12.2  Unfunded Plan. Participants shall have no right, title or interest whatsoever in or to any investments that the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other Person. Awards shall be general, unsecured obligations of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to ERISA.

ARTICLE 13

WITHHOLDING

13.1  Tax Withholding. A Participant shall remit to the Company an amount sufficient to satisfy Federal, state and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any grant, exercise, payment or lapse of restrictions made under, or occurring as a result of, the Plan.

13.2  Share Withholding. If the Company has a withholding obligation upon the issuance of Common Stock under the Plan, a Participant may, subject to the discretion of the Committee, elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Common Stock having a Fair Market Value on the date the withholding tax is to be determined equal to the amount required to be withheld under applicable law. Notwithstanding the foregoing, the Committee may, by the adoption of rules or otherwise, modify the provisions of this Section 13.2 or impose such other restrictions or limitations on such elections as may be necessary to insure that such elections will be exempt transactions under Section 16(b) of the Exchange Act.

ARTICLE 14

INDEMNIFICATION

No member of the Board or the Committee, nor any officer, Employee or agent acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination or interpretation taken or made with respect to the Plan, and all members of the Board, the Committee and each officer, Employee and agent of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, omission, determination or interpretation against any cost, expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee).

ARTICLE 15

SUCCESSORS

All obligations of the Company with respect to Awards granted under the Plan shall be binding on any successor to the Company, whether the existence of such successor is a result of a direct or indirect merger, consolidation, purchase of all or substantially all of the business or assets of the Company, or otherwise.

ARTICLE 16

GOVERNING LAW; REQUIREMENTS OF LAW

16.1  Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky without regard to its conflict of laws rules; provided, however, that with respect to ISOs, the Plan and all agreements under the Plan shall be construed so that they qualify as incentive stock options within the meaning of Section 422 of the Code.

16.2  Requirements of Law. The granting of Awards and the issuance of shares of Common Stock under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or exchanges as may be required. The Company shall receive the consideration required by law for the issuance of Awards under the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance of shares of Common Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue such shares of Common Stock as to which the requisite authority shall not have been obtained. The certificates of shares of Common Stock issued under the Plan may include any legend that the Committee deems appropriate to reflect any restrictions on transfer under the terms of the Plan or applicable laws and regulations.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
COMMUNITY TRUST BANCORP, INC., 346 NORTH MAYO TRAIL, PIKEVILLE, KY 41501-1492

The Undersigned Shareholder of COMMUNITY TRUST BANCORP, INC., a Kentucky corporation, hereby appoints DR. ORVILLE CLARK, JR., MARILYN T. JUSTICE, and ERNEST M. ROGERS, or any one of them acting in the absence of the others, as the attorneys and proxies of the undersigned with full power of substitution, to vote all shares of stock of Community Trust Bancorp, Inc., as designated below which the undersigned holds of record at the close of business on February 28, 2006, and is entitled to vote at the Annual Meeting of Shareholders to be held at COMMUNITY TRUST BANK, 346 NORTH MAYO TRAIL, PIKEVILLE, KENTUCKY, at 10:00 a.m. on April 25, 2006, and at any adjournment thereof.
Dated: ____________________________________________, 2006.
(Please sign exactly as your name appears hereon)

_________________________________________________________
(Signature of Shareholder)

_________________________________________________________
(Signature of Shareholder)

(When shares are held by joint tenants, both should sign. Trustees, guardians, attorneys, executors, administrators and others signing in a representative capacity should indicate the capacity in which they sign. If a corporation, the President or other authorized officer should sign in the full corporate name. If a partnership, an authorized person should sign in partnership name.)
PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY THIS
PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE SEE FOR IMPORTANT INFORMATION.)

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS NOS. 1, 2, AND 3. THE BOARD OF DIRECTORS PROPOSES AND RECOMMENDS A VOTE FOR PROPOSALS NOS. 1, 2, AND 3.

1. ELECTION OF DIRECTORS:
[ ] FOR all nominees listed below (except as marked to the contrary below) [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.

Charles J. Baird  Nick A. Cooley  William A. Graham, Jr. Jean R. Hale
James E. McGhee II  M. Lynn Parrish  Paul E. Patton  Dr. James R. Ramsey
(or any substitute nominee should any of the above become unavailable for any reason)

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

___________________________________________________________________________________________________________________________________________

2. Proposal to approve the Community Trust Bancorp, Inc. 2006 Stock Ownership Incentive Plan.

FOR [ ]  AGAINST [ ] ABSTAIN [ ]

3. Proposal to ratify and approve the appointment of DELOITTE & TOUCHE LLP as Community Trust Bancorp, Inc.’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2006.
FOR [ ]  AGAINST [ ] ABSTAIN [ ]
4. In their discretion, the Proxies are authorized to vote in accordance with their judgment upon such other business as may properly come before the meeting.

I do not [ ] I do [ ]  plan to attend the Annual Meeting NUMBER ATTENDING: ________________________

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE, AND SIGN THIS PROXY CARD, AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE SEE FOR IMPORTANT INFORMATION.)